UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2011

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-51072	93-0856709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

(503) 601-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

As previously disclosed, Keith L. Barnes resigned from the Board of Directors of Cascade Microtech, Inc. (the “Company”) effective as of December 31, 2010. Mr. Barnes had also served on the Audit Committee of the Company’s Board of Directors. As a result of Mr. Barnes’ resignation from the Company’s Board of Directors, the composition of the Audit Committee was reduced from three members to two members. On January 11, 2011, the Company received a letter from the Nasdaq Stock Market (“Nasdaq”) stating that the Company is no longer in compliance with Nasdaq Listing Rule 5605 (the “Listing Rule”), which requires that the Audit Committee be comprised of at least three independent directors. Under the Listing Rule, the Company will have until the earlier of the Company’s next annual meeting of shareholders or December 31, 2011 to regain compliance with the requirements of the Listing Rule; provided that, if the Company’s next annual meeting of shareholders is held before June 29, 2011, then the Company must evidence compliance with the requirements of the Listing Rule by that date. The Company expects to regain compliance with the requirements of the Listing Rule before June 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on January 18, 2011.

CASCADE MICROTECH, INC.
(Registrant)

By	/s/ Jeff A. Killian
Jeff A. Killian
Vice President and Chief Financial Officer